                       Securities and Exchange Commission
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 22, 1997


                           WATSON GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                  0-16011                                  95-2873758
           (Commission File No.)              (IRS Employer Identification No.)


               32-B Mauchly
            Irvine, California                                92718
(Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (714)-727-4020

                                      N.A.
         (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant

         See Item 2 below, which is incorporated herein by this reference.

Item 2.  Acquisition or Disposition of Assets

         On May 22, 1997, Watson General Corporation (the "Company") acquired all of the outstanding capital stock of USTMAN Industries, Inc. ("USTMAN"), a subsidiary of NDE Environmental Corporation ("NDE"), pursuant to a Stock Purchase Agreement between the Company and NDE. USTMAN provides statistical inventory reconciliation services for owners of underground storage tanks. The purchase price was $5.25 million in cash and a $500,000 promissory note. The note bears interest at the rate of 8.5% per annum, payable quarterly, with all principal due on June 1, 1998. Repayment of the note has been guaranteed by USTMAN and by two other subsidiaries of the Company, Watson Systems, Inc. and EnvirAlert, Inc. Immediately prior to the closing, all cash and cash equivalents of USTMAN on the close of business on May 21, 1997 were transferred to NDE. In addition, the Stock Purchase Agreement provides for an adjustment to the purchase price within 60 days after the closing to reflect the difference, if any, between the working capital balance of USTMAN at the closing (after taking into account the transfer of cash and cash equivalents to NDE on May 21) and $424,271 (representing the working capital balance of USTMAN as of December 31, 1996). The amount of consideration for USTMAN was determined by negotiation based upon the customer base, licenses and revenues of USTMAN. A copy of the Stock Purchase Agreement is attached to this Form 8-K as Exhibit 2.1 hereto and is incorporated herein by this reference.

         The Company obtained $7,000,000 of financing for the USTMAN acquisition and for working capital from Sagaponack Partners, L.P. ("Sagaponack"), a private investment firm based in San Francisco and New York, and its foreign affiliate, Sagaponack International Partners, L.P. (collectively, the "Investors"), pursuant to a Securities Purchase Agreement dated May 22, 1997. Senior Subordinated Notes in the aggregate principal amount of $7,000,000 were issued to the Investors, and are due and payable in five years, subject to mandatory prepayment in certain circumstances. Interest on the notes is 10% per annum for the first year, payable quarterly, and increases by one percent each year during the term of the Notes, subject to further adjustment in specified instances. The notes are secured by the assets of the Company, including the stock of its subsidiaries, and by the assets of the principal subsidiaries of the Company, including USTMAN and Watson Systems, Inc. The notes are subject to mandatory prepayment in the event that the Company completes a public offering of newly-issued shares of Common Stock (a "Stock Offering"), or in the event that one or more persons (other than the Investors or their transferees) acquire at least 50% of the outstanding Common Stock or of the operating assets of the Company (a "Company Sale"). In addition, the Company must apply toward reduction of principal at least 50% of any excess cash (defined as cash and cash equivalents of the Company existing at the end of a calendar quarter after expenses of the Company have been paid for or provided for and less any sums which the Company in good faith has reserved for expenditures in the next two calendar quarters). The Company may elect to prepay all or a portion (in multiples of $250,000) of the outstanding principal balance at any time.

         During the time that the Senior Subordinated Notes remain outstanding, the Company is subject to a number of negative covenants, as set forth in the Securities Purchase Agreement. In addition, upon the occurrence of an Event of Default, as defined in the Securities Purchase Agreement, the Senior Subordinated Notes can become immediately due and payable.

         Pursuant to the Securities Purchase Agreement, Sagaponack was issued 7,304,520 shares of the Company's Common Stock, representing 40% of the total number of shares of Common Stock outstanding immediately after such issuance, and warrants to purchase shares of Common Stock in an amount sufficient, upon the exercise of any outstanding options and warrants, for Sagaponack to maintain its 40% ownership of the outstanding Common Stock of the Company. Such warrants will be at the same price and term as the options or warrants exercised by third parties. The Company has granted Sagaponack two demand registration rights with respect to its Common Stock, warrants and shares issuable upon the exercise of warrants, as well as "piggyback" registration rights with respect to such securities.

         If, upon the occurrence of the first Event of Liquidity (as defined), the Company's cumulative adjusted Earnings Before Taxes, Depreciation and Appreciation (EBTDA) per share is not greater than 90% of the amount calculated for such date on certain projections provided to the Investors, then the Company will be obligated to issue additional shares of Common Stock to Sagaponack in an amount sufficient to increase the percentage of the Company's Common Stock issued to Sagaponack from 40% to the Adjusted Base Ownership Percentage, as defined. However, in no event shall the Adjusted Base
Ownership Percentage be greater than 49.999%. If the Company pays all principal of and interest on the Senior Subordinated Notes prior to October 30, 1998(other than where such repayment is required as a result of a Stock Offering, Company Sale or acceleration of the indebtedness pursuant to the Securities Purchase Agreement), then no adjustment pursuant to the foregoing shall be required.

         If, on a Warrant Adjustment Date (as defined), the Company's performance is less than 70% of that anticipated at the time that the Securities Purchase Agreement was executed, warrants to purchase shares of Common Stock will be issued to the Investors based upon the amount of such deficiency. The warrants issued will have an exercise price of $0.001 per share and will be exercisable at any time. A "Warrant Adjustment Date" is defined as the earlier of (a) the third anniversary of the date of the Securities Purchase Agreement or such other date thereafter designated by the Investors, (b) the date of a Stock Offering, and (c) a Company Sale.

         The Securities Purchase Agreement obligates the Company to cause USTMAN to be merged into the Company immediately and to cause Watson Systems, Inc. to be merged into the Company within 15 days after the closing. In addition, the Company is obligated to sell Toxguard Fluid Technologies and Toxguard Systems, Inc. as soon as possible.

         Pursuant to the Securities Purchase Agreement, the Company has entered into a five-year financial advisory agreement with Sagaponack Management Co. Inc. ("SMC"), pursuant to which SMC has been engaged on an exclusive basis to render financial advisory services to the Company. If, during the term of the agreement, the Company determines to undertake a public or private sale of debt or equity securities, other than a financing provided by SMC or its affiliated entities, with respect to which the Company uses the services of a financial intermediary, the Company has agreed to retain SMC as a co-managing underwriter or placement agent if SMC is licensed to perform and is reasonably capable of performing such services. In addition, if the Company during the term of the agreement determines to undertake certain business transactions and requires the services of a financial advisor, the Company shall retain SMC as the financial advisor.

         Pursuant to the Securities Purchase Agreement, the Company has entered into a Company Agreement with the Investors pursuant to which the Company has agreed that the Board of Directors will at all times consist of five members, and that the Company will nominate to become members of the Board two persons designated by the Investors and one person selected from a list of persons.
The Company also agreed to nominate Dan R. Cook as a member of the Board of Directors. In addition, pursuant to a Shareholders Agreement entered into among the Investors and certain shareholders of the Company, including Charles A Watson, Ronald G. Crane and Dan R. Cook, the shareholders are obligated to vote their shares during any election of directors of the Company for the two nominees of the Investors and for the person nominated from the list of persons specified in the Company Agreement, unless Investors have sufficient votes to cause the election of such persons. Such obligation shall terminate at such time as the aggregate number of shares of Common Stock owned by an Investor or under the direct or indirect control of an Investor is less than 10% of the total outstanding number of shares of Common Stock.

         Upon the closing of the Securities Purchase Agreement Joseph L. Christoffel, Dennis Mulligan, James Smathers, and Charles Watson resigned as Directors of the Company. Ronald G. Crane as the sole remaining director elected Barry Rosenstein, Marc Weisman, and Dan Cook to the Board. The then Board elected Don Phillips as Director, in accordance with the Company Agreement.

         Copies of the Securities Purchase Agreement, Warrant Agreement, Stock Pledge Agreement, Security Agreement, financial advisory agreement, Company Agreement and Shareholders Agreement are attached to this Current Report on Form 8-K as exhibits hereto and are incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later that 60 days after June 6, 1997.

(b)   Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 6, 1997.

(c)   Exhibits.

Exhibit 10.1   Stock Purchase Agreement
Exhibit 10.2   Securities Purchase Agreement
Exhibit 10.3   Warrant Agreement
Exhibit 10.4   Stock Pledge Agreement
Exhibit 10.5   Security Agreement
Exhibit 10.6   Financial Advisory Agreement
Exhibit 10.7   Company Agreement
Exhibit 10.8   Shareholder Agreement



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Watson General Corporation




Date 6/6/97                             By:  /s/ Joseph L. Christoffel
                                            -----------------------------------
                                                 Joseph L. Christoffel,
                                                 Chief Financial Officer